Exhibit 99.3

NOTICE OF REDEMPTION

TO THE HOLDERS OF CEPHALON, INC.
5¼% CONVERTIBLE SUBORDINATED NOTES DUE 2006
CUSIP Numbers 156708 AB 5 and 156708 AC 3

NOTICE IS HEREBY GIVEN in the name of Cephalon, Inc. (the “Company”) that, pursuant to the terms of the Indenture (the “Indenture”) dated May 7, 2001 between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee, governing the 5¼% Convertible Subordinated Notes due 2006 (the “Notes”) and pursuant to the redemption provisions set forth in the Notes, all of the $174,000,000 in aggregate principal amount of outstanding Notes are hereby called for redemption to occur on July 8, 2003 (the “Redemption Date”), at a redemption price (expressed as a percentage of principal amount) of 103.15%, plus an amount equal to all accrued and unpaid interest to (but excluding) the Redemption Date (the “Redemption Price”).  On and after the Redemption Date, interest on the Notes will cease to accrue.

On or prior to the Redemption Date, the Company will deposit a sum sufficient to pay the Redemption Price of all outstanding Notes with U.S. Bank National Association, with irrevocable instructions and authority to pay the Redemption Price to the holders of the Notes upon the presentation and surrender of the Notes therefor.

The Notes  may be converted into shares of common stock of the Company (“Common Stock”) at the conversion price of $74.00 per share (the “Conversion Price”) or approximately 13.5135 shares for each $1,000 in principal amount of Notes.  Cash will be paid in lieu of fractional shares.  Holders of the Notes may convert their shares into Common Stock at any time prior to 5:00 p.m. (Eastern Daylight Time) on July 7, 2003.  After that time, holders of Notes will not be able to convert Notes and, instead will be entitled only to receive the Redemption Price. To exercise rights of conversion, Holders must submit the attached Conversion Notice to the Trustee, as conversion agent for the Company, or notify the Trustee of the election to convert Notes called for redemption in accordance with the procedures of The Depository Trust Company (“DTC”), as depositary under the Indenture.

Holders wishing to redeem their Notes will receive the Redemption Price upon the presentation and surrender of the Notes to:

By Mail U.S. Bank National Association Corporate Trust Department 180 East Fifth St. St. Paul, MN 55101 Attn: Specialized Finance Group	By Overnight Courier U.S. Bank National Association Corporate Trust Department 180 East Fifth St. St. Paul, MN 55101 Attn: Specialized Finance Group	By Hand (as Drop Agent) U.S. Bank National Association 100 Wall Street Suite 2000 New York, NY 10005

For further information regarding the redemption or conversion of the Notes holders may contact U.S. Bank National Association, 225 Asylum St. Floor 23, Hartford, CT 06103, Attn: Philip G. Kane, Jr., telephone: (860) 241-6842.

U.S. BANK NATIONAL ASSOCIATION

CONVERSION NOTICE

To:          Cephalon, Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number